Exhibit 32.02

Certification Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
I, C. Scott Brannan, as Senior Vice President, Finance, Chief Financial Officer and Treasurer of Colfax Corporation (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

1.
the quarterly report on Form 10-Q of the Company for the period ended June 27, 2014 (the "Report"), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 25, 2014

/s/ C. Scott Brannan
C. Scott Brannan Senior Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)